UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 21, 2023

BlueLinx Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32383	77-0627356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Spectrum Circle, Suite 300, Marietta, Georgia	30067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Departure of Chief Executive Officer and President

On March 21, 2023, BlueLinx Holdings Inc. (the “Company”) announced the departure of Dwight Gibson from his role as President and Chief Executive Officer of the Company, effective March 21, 2023 (the “Effective Date”). Mr. Gibson will also be stepping down from his role as a member of the Board of Directors (the “Board”) of the Company. For purposes of Section 5(b) of his existing employment agreement with the Company and BlueLinx Corporation, dated effective as of April 15, 2021 (filed as Exhibit 10.2 to the Company’s Form 8-K filed on April 21, 2021, the “Gibson Employment Agreement”), Mr. Gibson’s departure will be treated as a termination without cause.

In connection with his separation, BlueLinx Corporation and Mr. Gibson have entered into a Separation and Release Agreement (the “Separation Agreement”), attached hereto as Exhibit 10.1 and incorporated herein by reference, which confirms his severance benefits and post-termination obligations under the Gibson Employment Agreement, and includes a customary release of claims. The severance benefits to be received by Mr. Gibson under the Separation Agreement in conjunction with the Gibson Employment Agreement are described under the caption “Compensation Discussion and Analysis—Employment Agreements” in the Company’s Definitive Proxy Statement for the 2022 annual meeting of its stockholders, filed with Securities and Exchange Commission on April 15, 2022.

Mr. Gibson's departure as President, Chief Executive Officer and Director of the Company was not due to any matter relating to compliance with the Company's operations, policies or practices. Furthermore, his departure as a Director was not due to any disagreement with the Company.

(c) Appointment of President, Chief Executive Officer and Director

The Company also announced that, following Mr. Gibson’s departure, Shyam K. Reddy, the Company’s existing Chief Legal and Sustainability Officer and Corporate Secretary will succeed Mr. Gibson as President and Chief Executive Officer of the Company. Effective immediately, Mr. Reddy has also been elected to the Board of Directors of the Company.

Mr. Reddy, age 48, has served as the Company’s Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary since March 2022. Previously, Mr. Reddy served as Senior Vice President, Chief Administrative Officer, and Corporate Secretary of the Company from May 2019 to March 2022 and Senior Vice President and Chief Transformation Officer from April 2018 to May 2019. Mr. Reddy served as Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of the Company from May 2017 to April 2018, and as Senior Vice President, General Counsel and Corporate Secretary of the Company from June 2015 until May 2017. Prior to joining BlueLinx, Mr. Reddy served as Senior Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary of Euramax International, Inc. (the predecessor of OmniMax International, LLC), from March 2013 to March 2015. Before joining Euramax International, Inc., Mr. Reddy was the Regional Administrator of the Southeast Sunbelt Region of the U.S. General Services Administration from March 2010 to March 2013. Mr. Reddy practiced corporate law as a partner in the Atlanta office of Kilpatrick, Townsend & Stockton LLP from January 2009 to March 2010.

In connection with his appointment, the Company, BlueLinx Corporation and Mr. Reddy have entered into an employment agreement (the “Reddy Employment Agreement”), dated March 21, 2023, attached hereto as Exhibit 10.2 and incorporated herein by reference, under which he will receive an annual base salary of $775,000. Mr. Reddy will also participate in the Company’s Short-Term Incentive Plan with an annual cash target bonus opportunity of 100% of his base salary. For 2023, Mr. Reddy’s 2023 annual bonus will be prorated for the portion of the year in which Mr. Reddy served in his prior role. Under the Reddy Employment Agreement, Mr. Reddy will also be eligible to participate in the Company’s long-term incentive programs, and for 2023, will have target long-term incentive program awards with an aggregate grant value equal to $2,500,000, consisting of a mixture of time- and performance-based awards, consistent with similarly situated executives. The Reddy Employment Agreement also provides that Mr. Reddy is eligible to participate in all benefit programs for which senior executives generally are eligible.

In addition, Mr. Reddy will be eligible to receive a separation benefit of 200% of his annual base salary and one year of continued healthcare coverage if he is terminated without “cause” or resigns from the Company voluntarily for “good reason”, and will be eligible to receive a separation benefit of 200% of the sum of his annual base salary and target annual bonus, as well as 18 months of continued healthcare coverage in the event of a qualifying termination following a “change in control” of the Company, in each case subject to Mr. Reddy’s execution of a release of claims against the Company. The agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Reddy. In addition, if Mr. Reddy’s employment is terminated without cause or he resigns for good reason, Mr. Reddy’s unvested time-vested equity awards will automatically vest and all of his unvested performance equity awards will remain outstanding and vest in accordance with their terms and the Company’s actual performance. In the event of a qualifying termination following a “change in control” of the Company, Mr. Reddy’s unvested performance equity awards will vest at the greater of target or actual performance, extrapolated as of the “change in control” termination through the end of the applicable performance period, provided that at least one year of the grant’s performance period has been completed as of the “change in control” termination.

The initial term of Mr. Reddy’s employment under the Reddy Employment expires on March 21, 2025, with the agreement automatically extending for successive one-year terms unless the Company provides Mr. Reddy written notice of non-extension at least 90 days prior to the expiration of the initial term or any successive term.

The Employment Agreement also provides that the Board will take such action as may be necessary to appoint or elect Mr. Reddy as a member of the Board.

There are no family relationships between Mr. Reddy and any Company director or executive officer, and no arrangements or understandings between Mr. Reddy and any other person pursuant to which he was selected as an officer. Mr. Reddy is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Additional information about the benefit plans and programs described in this Item 5.02, and other plans and programs generally available to the Company’s executive officers, is included in the Company’s Definitive Proxy Statement for the 2022 annual meeting of its stockholders filed with the Securities and Exchange Commission on April 15, 2022.

Item 7.01 Regulation FD Disclosure

On March 21, 2023, the Company issued a press release announcing the departure of Mr. Gibson and the appointment of Mr. Reddy as President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are attached with this Current Report on Form 8-K:

Exhibit No.	Exhibit Description
10.1	Separation and Release Agreement, dated March 21, 2023, between BlueLinx Corporation and Dwight Gibson
10.2	Employment Agreement, dated March 21, 2023, between the Company, BlueLinx Corporation and Shyam Reddy
99.1	Press Release of BlueLinx Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: March 21, 2023	By:	/s/ Kelly C. Janzen
Kelly C. Janzen
Senior Vice President and Chief Financial Officer